AMBAC ASSURANCE CORPORATION
                                     One State Street Plaza
                                     New York, NY 10004
                                     212.208.3344  Fax: 212.208.3558
                                     nconcilio@ambac.com

                                     A MEMBER OF THE AMBAC FINANCIAL GROUP, INC.

                                     NICHOLAS A. CONCILIO
                                     Vice President
        March 31, 2006               Assistant General Counsel
                                     Public Finance

        Russell W. Shepherd, Esq.
        Assistant Counsel
        First Investors Management Company, Inc.
        95 Wall Street
        New York, New York 10005-4297

AMBAC
        RE:     FIRST INVESTORS TAX EXEMPT FUNDS
                --------------------------------

        Dear Mr. Shepherd:

        We have reviewed and hereby consent to the use of our name and the reference to our firm to the following Post-Effective Amendment on Form N-1A and related Prospectus and Statement of Additional Information:

              Post-Effective Amendment No. 29 to the Registration Statement of First Investors Tax Exempt Funds (formerly, First Investors Tax-Exempt Money Market Fund, Inc.)

        If  you  have  any   questions,   do  not  hesitate  to  contact  me  at
        212-208-3344.

        Very truly yours,


        /s/ Nicholas A. Concilio
        ------------------------
        Nicholas A. Concilio
        Vice President and
        Assistant General Counsel